As filed with the Securities and Exchange Commission on December 10, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

LIBERTY BROADBAND CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4841 (Primary Standard Industrial Classification Code Number)	47-1211994 (I.R.S. Employer Identification Number)

12300 Liberty Boulevard

Englewood, Colorado 80112

(720) 875-5700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Renee L. Wilm

Chief Legal Officer

Liberty Broadband Corporation

12300 Liberty Boulevard

Englewood, Colorado 80112

(720) 875-5700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Jeffrey J. Rosen Michael A. Diz Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 (212) 909-6000	Renee L. Wilm Chief Legal Officer GCI Liberty, Inc. 12300 Liberty Boulevard Englewood, Colorado 80112 (720) 875-5900	Samantha H. Crispin Nicole Perez Beverly B. Reyes Baker Botts L.L.P. 30 Rockefeller Plaza New York, New York 10112 (212) 408-2500

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the proposed combination described herein have been satisfied or (to the extent permitted) waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-248854

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee
Series C common stock, par value $0.01 per share	2,505,018	N/A	$403,653,647	$44,039

(1)	This Registration Statement relates to the Registration Statement on Form S-4 filed by Liberty Broadband Corporation (the “Company”) (Registration No. 333-248854), on September 17, 2020, amended by Amendment No.1 thereto on October 15, 2020 and Amendment No. 2 thereto on October 29, 2020 and declared effective by the Securities and Exchange Commission on October 30, 2020 (as amended, the “Prior Registration Statement”). The Prior Registration Statement registered 3,325,567 shares of Liberty Broadband Series B common stock, par value $0.01 per share, 59,823,474 shares of Liberty Broadband Series C common stock, par value $0.01 per share (“LBRDK”), and 7,199,778 shares of Liberty Broadband Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share. This Registration Statement covers 2,505,018 additional LBRDK to be issued upon the completion of the combination described in the Prior Registration Statement. This amount is equal to the product of (i) the exchange ratio of 0.580 of a share of LBRDK for each share of GCI Liberty, Inc. (“GCI Liberty”) Series A common stock, par value $0.01 per share (“GLIBA”), and (ii) 4,318,999 GLIBA shares issuable upon the conversion of 4,318,999 outstanding shares of GCI Liberty Series B common stock, par value $0.01 per share (“GLIBB”) prior to the completion of the combination.

(2)	Pursuant to Rules 457(f)(1) and 457(c) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to the product of (a) $93.46, the average of the high and low prices of shares of GLIBA, as reported on the Nasdaq Global Select Market on December 9, 2020, and (b) 4,318,999, the additional number of shares of GLIBA exchangeable or convertible for the securities being registered.

This Registration Statement will become effective automatically upon filing with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed with the Securities and Exchange Commission pursuant to General Instruction K of Form S-4 and Rule 462(b) of the Securities Act of 1933, as amended, for the sole purpose of registering an additional 2,505,018 shares of Series C common stock, par value $0.01 per share (“LBRDK”), of Liberty Broadband Corporation (“Liberty Broadband”) as part of the merger consideration to be issued by Liberty Broadband to stockholders of GCI Liberty, Inc. (“GCI Liberty”) in the proposed combination of the two companies pursuant to the Agreement and Plan of Merger, dated August 6, 2020, by and among Liberty Broadband, GCI Liberty, Grizzly Merger Sub 1, LLC, a wholly owned subsidiary of Liberty Broadband, and Grizzly Merger Sub 2, Inc., a wholly owned subsidiary of Grizzly Merger Sub 1, LLC. Liberty Broadband has previously registered 3,325,567 shares of its Series B common stock, par value $0.01 per share, 59,823,474 shares of LBRDK and 7,199,778 shares if its Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, by means of a currently effective Registration Statement on Form S-4 (Registration No. 333-248854).

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement incorporates by reference the contents of the Registration Statement on Form S-4 (Registration No. 333-248854), including all amendments, supplements and exhibits thereto and all information incorporated or deemed to be incorporated by reference therein. Additional opinions and consents required to be filed with this Registration Statement are listed on the Exhibit Index attached to and filed with this Registration Statement.

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Potter Anderson & Corroon LLP regarding validity of the securities being registered hereunder.##

8.1	Form of Opinion of Debevoise & Plimpton LLP regarding certain tax matters.##**

8.2	Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain tax matters.##**

23.1	Consent of KPMG LLP with respect to Liberty Broadband Corporation.##

23.2	Consent of KPMG LLP with respect to Charter Communications, Inc.##

23.3	Consent of KPMG LLP with respect to GCI Liberty, Inc.##

23.4	Consent of Potter Anderson & Corroon LLP (included in Exhibit 5.1).##

23.5	Consent of Debevoise & Plimpton LLP (included in Exhibit 8.1).##**

23.6	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.2).##**

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to Liberty Broadband Corporation’s Registration Statement on Form S-4 (Registration No. 333-248854), filed with the Securities and Exchange Commission on September 17, 2020).#

99.1	Consent of Perella Weinberg Partners.##

99.2	Consent of Evercore Group L.L.C.##

#	Previously filed.
##	Filed herewith.
**	An executed opinion will be delivered in connection with the completion of the combination and will be filed as an exhibit to a post-effective amendment to this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Englewood, Colorado, on December 10, 2020.

LIBERTY BROADBAND CORPORATION

By:	/s/ RENEE L. WILM
	Name:	Renee L. Wilm
	Title:	Chief Legal Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	Date

*	Chairman of the Board and Director
John C. Malone

*	Director, Chief Executive Officer and President (Principal Executive Officer)
Gregory B. Maffei

*	Chief Accounting Officer and Principal Financial Officer (Principal Financial and Principal Accounting Officer)
Brian J. Wendling

*	Director
Julie D. Frist

*	Director
Richard R. Green

*	Director
J. David Wargo

*	Director
John E. Welsh III

* By:	/s/ RENEE L. WILM	December 10, 2020
Renee L. Wilm
Attorney-in-fact

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